UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on April 20, 2018, in Phoenix, Arizona. Stockholders of record at the close of business on February 20, 2018 were entitled to vote at the meeting on the basis of one vote for each share held.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1.	To elect nine members of the Board of Directors to hold office for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For Director Nominee (1)
Michael L. Watts	39,686,193	477,205	45,266	2,273,045	98.8%
Erik Olsson	39,511,869	651,429	45,366	2,273,045	98.4%
Sara R. Dial	39,150,877	1,012,821	44,966	2,273,045	97.5%
Jeffrey S. Goble	39,083,442	1,079,956	45,266	2,273,045	97.3%
James J. Martell	39,257,385	906,013	45,266	2,273,045	97.7%
Stephen A McConnell	39,710,864	452,434	45,366	2,273,045	98.9%
Frederick G. McNamee, III	39,811,964	351,334	45,366	2,273,045	99.1%
Kimberly J. Mc Waters	35,069,177	5,094,521	44,966	2,273,045	87.3%
Lawrence Trachtenberg	39,179,213	374,385	655,066	2,273,045	99.1%

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. The proposal was approved by a vote of stockholders as follows:

For	42,265,597
Against	28,868
Abstain	187,244
Broker Non-Votes	—
Percentage of Votes Cast For Proposal	99.9%

3.	To vote on an advisory (non-binding) resolution to indicate support for the Company’s compensation philosophy, policies and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	26,390,422
Against	13,615,060
Abstain	203,182
Broker Non-Votes	2,273,045
Percentage of Votes Cast For Proposal (1)	66.0%

(1)	Excludes broker non-votes in calculation of percentage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: April 23, 2018		/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel